Exhibit 21

HARRIS CORPORATION
SUBSIDIARIES AS OF AUGUST 26, 2011
(100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

State or Other
Name of Subsidiary	Jurisdiction of Incorporation

Harris Atlas Systems LLC*	Abu Dhabi, UAE
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Assured Communications S.R.L(Romania).	Romania
Harris (Beijing) Communications Technology Co., Ltd.	China
Harris Broadcast Communications France S.A.R.L	France
Harris Canada Holdings Inc.	Canada
Harris Canada, Inc.	Canada
Harris Canada Systems, Inc.	Canada
Harris CapRock Communications, Inc.	Texas
Harris Cayman Ltd.	Cayman Island
Harris Communications Egypt, LLC	Egypt
Harris Communication Systems (Ireland) Limited	Ireland
Harris Communications (Afghanistan)	Afghanistan
Harris Communications Austria GmbH	Austria
Harris Communications CIS Limited Liability Company	Russia
Harris Communications Congo SARL	Congo
Harris Communications FZCO	Dubai, UAE
Harris Communications GmbH	Germany
Harris Communications Honduras S.A. de C.V.	Honduras
Harris Communications International India Private Limited	India
Harris Communications Limited	Hong Kong
Harris Communications Malaysia Sdn. Bhd.	Malaysia
Harris Communications (Spain), S.L.	Spain
Harris Communications YK	Japan
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris EC Cayman Ltd.	Cayman Island
Harris Global Communications Solutions Limited (Nigeria)	Nigeria
Harris International, Inc.	Delaware
Harris International, Inc. (Afghanistan)	Afghanistan
Harris International de Argentina S.R.L.	Argentina
Harris International Chile Limitada	Chile
Harris International de Mexico S. de R.L. de C.V.	Mexico
Harris International Holdings, LLC	Delaware
Harris International Venezuela, C.A	Venezuela
Harris IT Services Corporation	Maryland
Harris Norge AS	Norway
Harris Patriot Healthcare Solutions, LLC	Pennsylvania
Harris Pension Management Limited	United Kingdom
Harris S.A.	Belgium
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore
Harris Semiconductor Pte. Ltd.	Singapore
Harris Software Systems (HK) Limited	Hong Kong
Harris Software Systems Pte. Ltd.	Singapore
Harris Software Systems Pty. Ltd.	Australia

State or Other
Name of Subsidiary	Jurisdiction of Incorporation

Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Soluções em Comunicação do Brasil Ltda.	Brazil
Harris Systems Limited	United Kingdom
Harris Wireless Ireland Limited	Ireland
H2MI, LLC*	Delaware
510284 N.B. Inc.	Canada
CapRock Communications (Australia) Pty. Ltd.	Australia
CapRock Communications International, Inc.	Delaware
CapRock Communications International Limited	Scotland
CapRock Communications de México, S. de R.L. de C.V.	Mexico
CapRock Communications Norway AS	Norway
CapRock Communications Pte. Ltd.	Singapore
CapRock Communications Servicios de México, S. de R.L. de C.V.	Mexico
CapRock Comunicações Angola, Lda	Angola
CapRock Comunicações Brasil Ltda.	Brazil
CapRock Government Solutions, Inc.	Virginia
CapRock Holdings do Brasil Participações Ltda.	Brazil
CapRock Holdings, Inc.	Delaware
CapRock International Holdings, Ltd.	Bermuda
CapRock UK, Ltd.	Scotland
Carefx Corporation	Delaware
Carefx International Corp.	Delaware
Carefx Limited	England and Wales
CCI Services Corp.	Delaware
CR Communications, Inc.	Texas
CR MSA, LLC	Delaware
CR Shared Services, LLC	Delaware
Crucial Security, Inc.	Delaware
Digital Automation (Canada) Limited	Canada
Eagle Technology, LLC	Delaware
GCS Limited (Cayman Islands)	Cayman Islands
Encoda Systems de Mexico S.A. de C.V.	Mexico
HAL Technologies, LLC	Delaware
Hunan Carefx Information Technology, LLC	China
Leitch Asia Limited	Hong Kong
Manatee Investment, LLC	Delaware
Maritime Communication Services, Inc.	Delaware
Melbourne Leasing, LLC	Florida
Pine Valley Investments, LLC	Delaware
Project Chicago Merger, LLC	Delaware
PT CapRock Communications Indonesia	Indonesia
SARL Assured Communications	Algeria
Saudi International Harris Communications	Saudi Arabia
SpaceLink Systems, Inc.	Texas
SpaceLink Systems, LLC.	Delaware

*	Subsidiary of Harris Corporation less than 100% directly or indirectly owned by Harris Corporation.